Exhibit 99.1

Transocean Ltd. Announces Pricing U.S. $625 Million of Secured Notes Due 2024

ZUG, SWITZERLAND – November 29, 2016 – Transocean Ltd. (NYSE: RIG) announced today that Transocean Proteus Limited, one of its wholly-owned indirect subsidiaries (the “Issuer”), has priced an offering of senior secured notes. The Issuer will issue U.S. $625 million in aggregate principal amount of senior secured notes due 2024 (the “Notes”) pursuant to Rule 144A/Regulation S to eligible purchasers.

The Notes will be guaranteed by Transocean Ltd., Transocean Inc. and a wholly-owned indirect subsidiary that owns the Deepwater Proteus. The Notes will be secured by a lien on the Deepwater Proteus and certain other assets related to the rig.

The Notes will bear interest at the rate of 6.25% per annum and will be callable after December 1, 2020. The offering is expected to close on or about December 8, 2016, subject to customary closing conditions. The Issuer expects to receive aggregate net proceeds of approximately U.S. $609 million from the offering, after deducting the initial purchasers’ discount and estimated offering costs.

The net proceeds from the Notes will be used primarily for the purpose of partially financing the construction of the Deepwater Proteus.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes to be offered may not be publicly offered, sold or advertised, directly or indirectly, in Switzerland. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes in the United States, shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful and does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Any public offering of Transocean’s securities in the United States will be made only by means of a prospectus that will contain detailed information about Transocean and its management, as well as financial statements. There shall not be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 56 mobile offshore drilling units consisting of 29 ultra-deepwater floaters, seven harsh-environment floaters, three deepwater floaters, seven midwater floaters and 10 high-specification jackups. In addition, the company has five ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include statements regarding the Issuer’s plans to issue the Notes and use the proceeds therefrom.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the closing of the Issuer’s offering of the Notes, conditions in financial markets, investor response to the Issuer’s offering of the Notes and the guarantees of the Notes, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647